Exhibit 4.1

FORM OF SUBORDINATED NOTE

SMARTFINANCIAL, INC.

Fixed-to-Floating Rate Subordinated Note due October 2, 2028

Certificate No.:

QIB (CUSIP / ISIN): 83190LAB5 / US83190LAB53

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE (THIS “NOTE”) IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR SAVINGS ASSOCIATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF CREDITORS (OTHER THAN CREDITORS HOLDING EXISTING SUBORDINATED DEBT OR DEBT THAT BY ITS TERMS EXPRESSLY IS JUNIOR TO, OR RANKS EQUALLY IN RIGHT OF PAYMENT WITH, THIS NOTE) OF SMARTFINANCIAL, INC., A TENNESSEE CORPORATION (THE “ISSUER”), INCLUDING OBLIGATIONS OF THE ISSUER TO ITS GENERAL AND SECURED CREDITORS, AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES. IN THE EVENT OF LIQUIDATION OF THE ISSUER, ALL CREDITORS OF THE ISSUER (OTHER THAN CREDITORS HOLDING EXISTING SUBORDINATED DEBT OR DEBT THAT BY ITS TERMS EXPRESSLY IS JUNIOR TO, OR RANKS EQUALLY IN RIGHT OF PAYMENT WITH, THIS NOTE) SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH CREDITORS OF THE ISSUER, THE HOLDER OF THIS NOTE SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE ISSUER THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE ISSUER OR ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR TO THIS NOTE. THIS NOTE IS NOT GUARANTEED BY THE ISSUER’S SUBSIDIARIES, INCLUDING SMARTBANK, A TENNESSEE STATE-CHARTERED BANK (THE “BANK”), AND, THEREFORE, THE NOTE IS STRUCTURALLY SUBORDINATE TO THE EXISTING AND FUTURE INDEBTEDNESS OF SUCH SUBSIDIARIES, INCLUDING WITHOUT LIMITATION THE BANK’S DEPOSITORS, LIABILITIES TO GENERAL CREDITORS AND LIABILITIES ARISING DURING THE ORDINARY COURSE OF BUSINESS OR OTHERWISE.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, FOR PURPOSES OF THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF SECTION 2(a) OF THE ISSUING AND PAYING AGENT AGREEMENT DATED AS OF SEPTEMBER 28, 2018, BETWEEN THE ISSUER AND U.S. BANK NATIONAL ASSOCIATION, AS ISSUING AND PAYING AGENT (THE “PAYING AGENT AGREEMENT”).

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATED NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) PURSUANT TO AND IN ACCORDANCE WITH THE PAYING AGENT AGREEMENT, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THE PAYING AGENT AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE ISSUER.

CERTAIN ERISA CONSIDERATIONS:

EACH PURCHASER AND HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN, OR AN
ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, OR (ii) SUCH PURCHASER OR HOLDER IS ELIGIBLE
FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR
ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR
ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION
4975 OF THE CODE. ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE
ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS NOTE OR ANY INTEREST HEREIN.

Principal Amount: $40,000,000

SMARTFINANCIAL, INC.
Fixed-to-Floating Rate Subordinated Note due October 2, 2028

1. Payment. SmartFinancial, Inc., a Tennessee corporation (the “Issuer”), for value received, hereby promises to pay to the order of Cede & Co., or registered assigns, as nominee of The Depository Trust Company (“DTC”), the principal sum of forty million dollars (U.S.) ($40,000,000) plus accrued but unpaid interest on October 2, 2028 (the “Maturity Date”) and to pay interest in arrears on such principal amount: (i) for the period from September 28, 2018 to but excluding October 2, 2023, at the rate of 5.625% per annum (computed on the basis of a 360-day year of twelve 30-day months) from September 28, 2018, or from the most recent Fixed Interest Payment Date (as defined below) to which interest has been paid or duly provided, on April 2 and October 2 of each year (each, a “Fixed Interest Payment Date”), commencing April 2, 2019; and (ii) for the period from October 2, 2023 to but excluding the Maturity Date, at a rate per annum, reset quarterly, equal to Three -Month LIBOR (as defined below) determined on the Interest Rate Determination Date (as defined below) of the applicable Floating Rate Interest Period (as defined below) plus 255 basis points (computed on the basis of a 360-day year and the number of days actually elapsed) from October 2, 2023, or from the most recent Floating Interest Payment Date (as defined below) to whic h interest has been paid or duly provided, on January 2, April 2, July 2 and October 2 of each year (each, a “ Floating Interest Payment Date,” and each Fixed Interest Payment Date or Floating Interest Payment Date, an “Interest Payment Date”), commencing January 2, 2024, until the principal hereof is paid or made available for payment. For purposes of this Note (as defined herein), (x) “Floating Rate Interest Period” means each three-month period beginning on a scheduled Floating Interest Payment Date and (y) “Three- Month LIBOR” shall mean that rate for deposits in United States dollars for a three-month period as published by Reuters on Reuters Screen LIBOR03 (or such other page that may replace that page on that service or a successor service) as of 11:00 a.m., London, England, time on the day (the “Interest Rate Determination Date”) that is two LIBOR Business Days preceding the first day of such Floating Rate Interest Period (or if not so reported, then as determined by the Issuer from another recognized source or interbank quotation, and disclosed to the Noteholders (as defined herein)). Notwithstanding the foregoing, if the Three-Month LIBOR rate cannot be so determined as of an Interest Rate Determination Date for any reason, the Issuer shall select (with notice to each Holder (as defined herein)) an alternative rate, including any spread adjustments thereto (the “Alternative Rate”). Issuer shall use its commercially reasonable judgment in determining the Alternative Rate based on that rate determined by the U.K Financial Conduct Authority (the “FCA”) and generally being used as the successor to 3-month USD LIBOR; if no such successor rate has been determined by the FCA, Issuer shall use its commercially reasonable judgment in determining the Alternative Rate generally being used as the successor to 3-month USD LIBOR; provided, however, that, in either case, if the Issuer is notified by Noteholders holding a majority in principal amount of the outstanding Notes within five Business Days after the receipt by all Noteholders of notice of such Alternative Rate selection that such Noteholders reasonably believe that such Alternative Rate is not consistent with the successor for LIBOR, including any spread adjustments, generally used in quarterly pay floating rate obligations, then the Alternative Rate shall be the rate selected by the Issuer and consented to by the Noteholders holding a majority in principal amount of the outstanding Notes. All references herein to “LIBOR” will mean such Alternative Rate selected by the Issuer. A “LIBOR Business Day” shall mean a day on which the office of the Issuer is open for business and on which dealings in United States dollar deposits are carried out on the London interbank market.

Any payment of principal of or interest on this Fixed-to-Floating Rate Subordinated Note due October 2, 2028 (this “Note”) that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of New York are generally authorized or required by law or executive order to be closed.

2. Subordinated Notes. This Note is one of a duly authorized issue of notes of the Issuer designated as Fixed-to-Floating Rate Subordinated Notes due October 2, 2028 (herein called the “Subordinated Notes”), initially limited in aggregate principal amount to $40,000,000 and issued under the Issuing and Paying Agent Agreement dated as of September 28, 2018 (the “Paying Agent Agreement”), by and between the Issuer and U.S. Bank National Association, as Issuing and Paying Agent (herein called the “Paying Agent,” which term includes any successor issuing and paying agent under the Paying Agent Agreement), and reference is hereby made to the Paying Agent Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Paying Agent and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. The holder in whose name any Subordinated Notes are registered on the Security Register (as defined herein) is referred to as a “Holder,” and all such Holders collectively are referred to as the “Noteholders.”

3. Subordination. The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Issuer, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”), which shall consist of: (a) the principal of (and premium, if any) and interest, if any, on all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments, and including, but not limited to, all obligations to the Issuer’s general and secured creditors; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other similar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; and (h) any and all amendments, renewals, extensions, modifications, and deferrals of the indebtedness and obligations of the type referred to in clauses (a) through (g); except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (iii) any indebtedness between the Issuer and any of its subsidiaries or controlled Affiliates. This Note is not secured by any assets of the Issuer and is not covered by a guarantee of the Issuer or any Affiliate of the Issuer. This Note is also not guaranteed by the Issuer’s subsidiaries, including SmartBank, a Tennessee state-chartered bank (the “Bank”), and, therefore, this Note is structurally subordinate to the existing and future indebtedness of such subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course of business or otherwise. The term “Affiliates” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

Each Holder by accepting a Note authorizes and directs the Paying Agent on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Issuer as provided in this Section 3 and appoints the Paying Agent as attorney-in-fact for any and all such purposes.

In the event of any bankruptcy, insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities, or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the Noteholders, together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid pro rata from the remaining assets of the Issuer the unpaid principal thereof (and premium, if any) and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock of the Issuer or any obligation of the Issuer that, by its terms, expressly is junior to the Subordinated Notes.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or indebtedness that ranks equally in right of payment with the Subordinated Notes or (b) an event of default with respect to any Senior Indebtedness or indebtedness that ranks equally in right of payment with the Subordinated Notes as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall act to prohibit, limit or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4. Merger and Sale of Assets. The Issuer shall not consolidate with or merge into another entity, except for consolidations and mergers in which the Issuer continues as the surviving entity, or convey, transfer or lease substantially all of its properties and assets to any Person, unless:

(a) the entity formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Issuer shall be a corporation, limited liability company, partnership, trust, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions on the part of the Issuer to be performed or observed contained herein and in the Paying Agent Agreement; and

(b) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Upon any such consolidation or merger, or conveyance, transfer, or lease, the successor Person formed, or into which the Issuer is merged or to which such conveyance, transfer, or lease is made, shall succeed to, and be substituted for, the Issuer under the Paying Agent Agreement, and the Issuer shall be released from all of its obligations pursuant thereto.

5. Negative Covenant(s). The Issuer shall not declare or pay any dividend or make any distribution on the capital stock or other equity securities of the Issuer (except for (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s capital stock; (b) the declaration of dividends in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (c) as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock; (d) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (e) purchases of shares of any class of the Issuer’s capital stock related to the issuance of common stock or rights under any benefit plans for the Issuer’s directors, officers or employees or any of the Issuer’s dividend reinvestment plans), if either of the Issuer or the Bank is not “well capitalized” for regulatory capital purposes both immediately prior to the declaration of such dividend or distribution and after giving effect to the payment of such dividend or distribution.

6. Events of Default; Acceleration. Each of the following events shall constitute an “Event of Default”:

(a) the Issuer materially fails to keep or perform any of its material agreements, undertakings, obligations, or covenants under the Subordinated Note Purchase Agreement pursuant to which this Note was issued (the “Purchase Agreement”) or under this Note and such failure continues (i) for a period of 30 days, in the event of the failure of the Issuer to make any required payment of interest on this Note, or (ii) for a period of 30 days after the Issuer has received written notice thereof, in the event of any other failure other than a failure addressed by clause (i) of this Section 6(a) or a failure to pay any required principal on this Note when due, which failure to pay principal shall constitute an Event of Default immediately upon the occurrence of such failure;

(b) any certification made by the Issuer to the Holder pursuant to the Purchase Agreement or otherwise made in writing by the Issuer to the Noteholders in connection with or as contemplated by the Purchase Agreement or the Subordinated Notes shall be materially incorrect or false as of the delivery date of such certification, or any representation by the Issuer to the Noteholders as to the financial condition or credit standing of the Issuer is or proves to be materially false or misleading as of the date such representation was made; provided that no such Event of Default shall be deemed to be continuing after such time as Issuer has notified the Noteholders thereof;

(c) a court or other governmental agency or body having jurisdiction on the premises shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any bankruptcy, liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of the property of the Issuer or for the winding up of the affairs or business of the Issuer and such decree or order shall have remained in effect for 90 days; or

(d) if, pursuant to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government that, by its express terms, is applicable to the Issuer, (i) any proceedings involving the Issuer are commenced by or against the Issuer, or (ii) a trustee of any substantial part of the assets of the Issuer is applied for or appointed, and the Issuer by any action or failure to act indicates its approval of, consent to or acquiescence in any of the foregoing, or an order shall be entered approving the petition in such proceedings, or approving the application for or appointment of such trustee, and within 60 days after the entry of such order or such appointment such order or appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect.

Notwithstanding any cure periods provided for above, the Issuer shall, promptly upon becoming aware of any Event of Default, deliver or cause to be delivered to each Holder, at the Holder’s address shown on the Security Register (as defined in Section 11 below), written notice of such Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

Unless the principal of this Note already shall have become due and payable, if an Event of Default set forth in subsections (c) or (d) above shall have occurred and be continuing, the Holder of this Note, by notice in writing to the Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration, the same shall become and shall be immediately due and payable. In such case, the Issuer hereby waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

7. Failure to Make Payment. Notwithstanding any cure period provided for in Section 6, in the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days), the Issuer will, upon demand of the Holder, pay to the Holder the amount then due and payable on this Note for principal and interest (without acceleration of the Note in any manner), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If the Issuer fails to pay such amount upon such demand, the Holder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.

During the continuance of an Event of Default, except as required by any federal or state governmental agency, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, in each case other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s capital stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock; (iv) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of shares of any class of the Issuer’s capital stock related to the issuance of capital stock or rights under any benefit plans for the Issuer’s directors, officers or employees or any of the Issuer’s dividend reinvestment plans.

8. Redemption.

(a) Special Event Redemption. In the event (i) this Note no longer qualifies, or there is a material risk that this Note will, within 120 days, no longer qualify, as “Tier 2” capital (as defined by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (“Tier 2 Capital”)) as a result of a change (or potential change) in law or regulation or any interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Note, (ii) of a Tax Event (as defined below) or (iii) the Issuer becomes required, or there is a material risk that the Issuer will be required, within 120 days, to register as an investment company pursuant to the Investment Company Act of 1940, as amended (an “Investment Company Event”), the

Issuer may redeem this Note in whole, but not in part, at any time upon giving not less than 10 days’ notice to the Holder of this Note at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest and any late fee, if applicable, to but excluding the redemption date, which notice may be conditional. “Tax Event” means the receipt by the Issuer of an opinion of counsel to the Issuer that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial action or decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Issuer on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes.

(b) Redemption on or after October 2, 2023. On or after the Interest Payment Date of October 2, 2023, this Note shall be redeemable by the Issuer on any Interest Payment Date, in whole at any time, or in part from time to time, at an amount equal to 100% of the outstanding principal amount to be redeemed, plus accrued but unpaid interest thereon to but excluding the redemption date.

(c) Any such redemption or prepayment shall be subject to receipt of any and all required federal and state regulatory approvals, including, but not limited to, the consent of the Federal Reserve. In the case of any redemption or prepayment of this Note, the Issuer will give the Holder notice not less than 30 nor more than 60 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid, which notice may be conditional. Any partial redemption of the Subordinated Notes shall be made pro rata among the Noteholders based on the aggregate principal amount of Subordinated Notes held by each Holder.

(d) If notice of redemption has been duly given, and notwithstanding that this Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption, interest shall cease to accrue on the portion of this Note called for redemption, the portion of this Note called for redemption shall no longer be deemed outstanding and all rights with respect to the portion of this Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Issuer shall default in the payment of the redemption price, except only the right of the Holder to receive the amount payable on such redemption, without interest.

(e) Subject to any required federal and state regulatory approvals and the provisions of this Note, the Issuer shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Issuer purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

9. Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Holder of this Note if such Holder shall have previously provided wire instructions to the Paying Agent, upon presentation and surrender of this Note at the office of the Paying Agent or at such other place or places as the Issuer shall designate by notice to the registered Noteholders as the payment office, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered Holder, as such Person’s address appears on the Security Register (as defined below) maintained by the Paying Agent. Interest payable on any Interest Payment Date shall be payable to the Holder in whose name this Note is registered at the close of business on the March 15, June 15, September 15 or December 15, as the case may be (whether or not a Business Day), immediately preceding such Interest Payment Date (such date being referred to herein as the “Regular

Record Date”), except that interest not paid on the Interest Payment Date, if any, will be paid to the Holder in whose name this Note is registered at the close of business on a special record date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the Holder not less than 10 calendar days prior to such Special Record Date. The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”. To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first against interest due hereunder; and then against principal due hereunder. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event Holder receives payments in excess of its pro rata share of the Issuer’s payments to the Noteholders, then Holder shall hold in trust all such excess payments for the benefit of the other Noteholders and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.

10. Form of Payment; Unclaimed Payments. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Any money that the Issuer pays to the Paying Agent for the purpose of making payments on this Note and that remains unclaimed two years after the payments were due will, at the Issuer’s request, be returned to it. After that time, the Holder of this Note can only look to the Issuer for payment on this Note.

11. Registration of Transfer; Security Register. Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Holder in person, or by his attorney duly authorized in writing, at the office of the Paying Agent or at such other place or places as the Issuer shall designate by notice to the registered Noteholders as the payment office. The Paying Agent shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Holder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Holder or his attorney duly authorized in writing, with such tax identification number or other information for each Person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Maturity Date.

12. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Paying Agent or the Issuer may require the payment from the Holder of this Note of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (other than exchanges pursuant to the Paying Agent Agreement not involving any transfer) or presentation of evidence that such tax, charge or fee has been paid.

13. Ownership. Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Holder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer shall not be affected by any notice to the contrary.

14. Notices. All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919 , Attention: Chief Executive Officer and Chief Financial Officer, or to such other address or to the attention of such other Person(s) as may be designated by the Issuer by notice to the Holder. All notices to the Noteholders shall be in writing and sent by first-class mail to each Holder at his or its address as set forth in the Security Register. For so long as the Subordinated Notes are represented by a Global Note, any notices to Noteholders will be delivered to DTC as the sole Holder in accordance with its applicable policies as in effect from time to time.

15. Denominations. The Subordinated Notes are issuable only as fully registered notes without interest coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

16. Absolute and Unconditional Obligation of the Issuer. No provisions of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

17. Waiver and Consent; Amendment; Modification.

(a) Any consent or waiver given by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. This Note and any provision hereof may be also amended or waived pursuant to, and in accordance with, the provisions of Section 8.3 of the Purchase Agreement. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, to the extent it is being treated as such by the Issuer, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Maturity Date of the Subordinated Notes, the Issuer will immediately notify the Holder, and thereafter, subject to the Issuer’s right to redeem the Subordinated Notes pursuant to Section 8, if the Issuer elects to restructure the Subordinated Notes to qualify as Tier 2 Capital, the Issuer and the Holder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by this Note to qualify as Tier 2 Capital.

(b) No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c) Any insured depository institution which shall be a Holder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(d) Notwithstanding any other portion of this Section 17, without the consent of any Noteholders, the Issuer and the Paying Agent may make or enter into one or more amendments to or modifications of the Paying Agent Agreement or the Subordinated Notes, in form reasonably satisfactory to both the Issuer and the Paying Agent, to (i) evidence the succession of another entity to the Issuer and the assumption by any such successor of the obligations of the Issuer contained in the Paying Agent

Agreement and in the Subordinated Notes, (ii) change or eliminate any of the provisions of the Paying Agent Agreement, provided that any such change or elimination shall become effective only when there is no outstanding Subordinated Note created prior to the execution of such change or elimination which is entitled to the benefit of such change or elimination, (iii) establish other forms or terms of the Subordinated Notes as permitted in the Paying Agent Agreement, (iv) evidence and provide for the acceptance of appointment under the Paying Agent Agreement by a successor Paying Agent, (v) cure any ambiguity or correct or supplement any provisions in the Paying Agent Agreement or in this Note which may be inconsistent with any other provisions herein or in the Paying Agent Agreement, or make any other provisions with respect to matters or questions arising herein or in the Paying Agent Agreement; provided that such action shall not adversely affect the interests of any Holder in any material respect as determined in good faith by the board of directors of the Issuer, (vi) modify the restrictions on and procedures for resales and other transfers of the Subordinated Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally, or (vii) modify, eliminate or add to the provisions of the Paying Agent Agreement to such extent as shall be necessary to qualify the Paying Agent Agreement (including any supplemental agreement thereto) under the Trust Indenture Act of 1939, as amended, or under any similar statute hereafter enacted.

18. Further Issues. The Issuer may, without the consent of the Noteholders, create and issue additional notes having the same terms and conditions as the Subordinated Notes (except for the issue date and issue price) so that such additional notes shall be consolidated and form a single series with the Subordinated Notes.

19. Governing Law; Interpretation. This Note shall be governed by and construed in accordance with applicable federal law and the laws of the State of New York, without regard to conflict of laws principles of said state. This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 Capital under the regulatory guidelines of the Federal Reserve, and the terms hereof shall be interpreted in a manner to satisfy such intent.

20. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency, bankruptcy, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

21. No Sinking Fund; Convertibility. This Note is not entitled to the benefit of any sinking fund or any compensating balance or any other funds or assets subject to a legal right of offset, as defined by applicable state law. This Note is not convertible into or exchangeable for any of the equity or other securities or assets of the Issuer or any of its subsidiaries.

22. No Recourse Against Others. This Note shall be binding upon the Issuer and its successors and permitted assigns. Other than the obligations, covenants and agreements to be performed hereunder by the Issuer and its successors and permitted assigns, no recourse under or upon any obligation, covenant or agreement contained in this Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Issuer or of any predecessor or successor (other than any successor to the Issuer), either directly or through the Issuer or any predecessor or successor (other than any successor to the Issuer), under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder of this Note and as part of the consideration for the issuance of this Note.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

SMARTFINANCIAL, INC.

By:	William Y. Carroll, Jr.
President and Chief Executive Officer

ATTEST:

_________________________
Christopher Bryan Johnson
Chief Financial Officer

[Signature Page to Subordinated Note]

ISSUING AND PAYING AGENT CERTIFICATE OF AUTHENTICATION

This is one of the Notes of SmartFinancial, Inc. issued under the within-referenced Paying Agent
Agreement:

U.S. BANK NATIONAL ASSOCIATION, as Issuing and Paying Agent

By:

Name:

Title:

Dated:

ASSIGNMENT FORM To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

__________________________________________________________________
(Print or type assignee’s name, address and zip code)

____________________________________________________________________________________________
(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of
SmartFinancial, Inc. (the “Issuer”). The agent may substitute another to act for him.

Date: Your Signature:

Signature Guarantee:      (Signature must be guaranteed)

______________________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The signatory hereto hereby certifies that it __ is / ___ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee __is/ __ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Note(s) evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Note(s) and the last date, if any, on which such Note(s) were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Note(s) are being:

(1) acquired for the undersigned’s own account, without transfer; or

(2) transferred to the Issuer; or

(3) transferred pursuant to and in compliance with Rule 144A under the Securities Act of
1933, as amended (the “Securities Act”); or

(4) transferred pursuant to an effective registration statement under the Securities Act; or

(5) transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6) transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

(7) transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the above boxes is checked, the Issuer will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.
_______________________________________
Signature

Signature Guarantee:
__________________________________________________________________________________
Signature (must be guaranteed) Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule
144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

_________________________________
Signature
Date:

25445419.1